SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2005
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Sidney Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 15, 2005, the Compensation Committee of the Board of Directors of Alkermes, Inc. approved the Amended and Restated Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan (the “Bonus Plan”). The Bonus Plan establishes specific performance objectives and business criteria for bonus awards that may be earned for the period January 1, 2005 to March 31, 2006 by the Company’s named executive officers, currently Alkermes’ Chief Executive Officer, President and Chief Operating Officer, Vice President and Chief Financial Officer, Vice President Corporate Development, and Vice President, General Counsel and Secretary.
     The Compensation Committee also established certain criteria for the payment of equity compensation to the Chief Executive Officer for fiscal year 2006. The range of equity compensation for the Chief Executive Officer is zero to 500,000 shares, with such shares to include a time vesting component. As previously disclosed in the Compensation Committee Report on Executive Compensation contained in our Definitive Proxy Statement, in order for the Chief Executive Officer to receive an equity award, at least 25% of the Company objectives set forth in the Bonus Plan must be met. A maximum bonus award to the Chief Executive Officer would require the Compensation Committee to determine, in its discretion, that substantial achievement of a majority of such Company objectives had occurred.
     The Bonus Plan is filed with this report as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: September 15, 2005	By:	/s/ James M. Frates
James M. Frates
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan